As filed with the Securities and Exchange Commission on May 12, 2026

Registration No. 333-290935

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-1

ON FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Maze Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2836	82-2635018
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

171 Oyster Point Blvd., Suite 300

South San Francisco, California 94080

(650) 850-5070

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jason Coloma, Ph.D.

Chief Executive Officer

171 Oyster Point Blvd., Suite 300

South San Francisco, California 94080

(650) 850-5070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Effie Toshav, Esq. Amanda Rose, Esq. Chelsea Anderson, Esq. Fenwick & West LLP 555 California Street San Francisco, California 94104 (415) 875-2300	Courtney Phillips General Counsel & Corporate Secretary Maze Therapeutics, Inc. 171 Oyster Point Blvd., Suite 300 South San Francisco, California 94080 (650) 850-5070

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On October 17, 2025, Maze Therapeutics, Inc. filed a Registration Statement on Form S-1 (File No. 333-290935) (the “Prior Registration Statement”) covering the resale of up to 9,231,092 shares of common stock, par value $0.001 per share (the “common stock”) by the selling stockholders identified therein (the “Selling Stockholders”), consisting of (a) 4,000,002 shares of common stock and (b) up to 5,231,090 shares of common stock issuable upon the exercise of pre-funded warrants held by certain of the Selling Stockholders, in each case that we issued and sold to the Selling Stockholders pursuant to a securities purchase agreement we entered into with the Selling Stockholders on September 10, 2025.

This Post-Effective Amendment No. 1 does not register any additional securities and relates solely to securities registered previously. This Post-Effective Amendment No. 1 is being filed to (i) convert the Prior Registration Statement into a registration statement on Form S-3 and (ii) to update certain information regarding the securities being offered pursuant to the prospectus contained herein.

All filing fees payable in connection with the registration of the securities were previously paid in connection with the original filing of the Prior Registration Statement.

The information contained in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MAY 12, 2026

Up to 9,231,092 shares of common stock

Maze Therapeutics, Inc.

This prospectus relates to the resale of up to 9,231,092 shares of common stock, par value $0.001 per share (the “common stock”) of Maze Therapeutics, Inc. by the selling stockholders identified herein (the “Selling Stockholders”), consisting of (a) 4,000,002 shares of common stock (the “Initial Shares”) and (b) up to 5,231,090 shares of common stock (the “Warrant Shares” and together with the Initial Shares, the “Shares”) issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) held by certain of the Selling Stockholders, in each case that we issued and sold to the Selling Stockholders pursuant to a securities purchase agreement we entered into with the Selling Stockholders on September 10, 2025 (the “Purchase Agreement”).

The Selling Stockholders may sell the Shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The Selling Stockholders may sell the Shares at any time at market prices prevailing at the time of sale or at privately negotiated prices. For more information regarding the Selling Stockholders and the sale of the Shares, please refer to the sections entitled “Selling Stockholders” and “Plan of Distribution” located elsewhere in this prospectus.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. The Selling Stockholders will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of Shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the Shares.

Our common stock is listed on The Nasdaq Global Market under the symbol “MAZE.”

We are an “emerging growth company” as defined under the federal securities laws and, as such, we have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings.

On May 11, 2026, the last reported sale price of our common stock was $25.52 per share.

Investing in our common stock involves a high degree of risk. Please read the section entitled “Risk Factors” beginning on page 4 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is     , 2026

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). The Selling Stockholders may, from time to time, offer and sell the Shares, as described in this prospectus, in one or more offerings. We will not receive any proceeds from the sale by the Selling Stockholders of the Shares offered by them described in this prospectus.

Neither we nor the Selling Stockholders have authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus. Neither we nor the Selling Stockholders take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is delivered or securities are sold on a later date.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional information, such as additional risk factors or other special considerations applicable to us, our business or results of operations or our common stock, and may also update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

For investors outside the United States, neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus and any free writing prospectus related to this offering must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus and any such free writing prospectus outside of the United States.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus. This summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Special Note Regarding Forward-Looking Statements.” In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” or “the Company” refer to Maze Therapeutics, Inc., a Delaware corporation and its consolidated subsidiaries.

Overview

We are a clinical-stage biopharmaceutical company harnessing the power of human genetics to develop novel, small molecule precision medicines for patients living with kidney and metabolic diseases. We are advancing a pipeline using our Compass platform, which allows us to identify and characterize genetic variants in disease and then link those variants to the biological pathways that drive disease in specific patient groups through a process we refer to as variant functionalization. Our Compass platform has been purpose-built to inform all phases of our drug discovery and development process through clinical trial design. We are currently advancing two wholly-owned lead programs, MZE829 and MZE782, each of which represents a novel precision medicine-based approach. Our goal is to bring novel precision medicines to patients with kidney and metabolic diseases, which is where we believe we can maximize our impact on human health.

Corporate Information

We were incorporated under the laws of the State of Delaware on August 29, 2017, originally under the name Genetic Modifiers NewCo, Inc. We changed our name on July 5, 2018 to Modulus Therapeutics, Inc. and on September 25, 2018, to Maze Therapeutics, Inc.

Our principal executive offices are located at 171 Oyster Point Blvd., Suite 300, South San Francisco, California 94080, and our telephone number is (650) 850-5070. Our website address is www.mazetx.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.

The Offering

Common stock offered by the Selling Stockholders	9,231,092 Shares, which includes (i) 4,000,002 outstanding Initial Shares held by certain of the Selling Stockholders and (ii) 5,231,090 Warrant Shares. See the “Selling Stockholders” section of this prospectus.

Use of proceeds	We will not receive any proceeds from the sale of the Shares. See “Use of Proceeds.”

National Securities Exchange Listing	Our common stock is listed on The Nasdaq Global Market under the symbol “MAZE.”

Risk Factors	You should read the section entitled “Risk Factors” in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors discussed in this section and incorporated by reference into this prospectus, including under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any prospectus supplement to this prospectus, and the other information contained in or incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Certain Information by Reference.” The risks and uncertainties described in the documents we incorporate by reference are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks or uncertainties actually occur, they could materially and adversely affect our business, results of operations, financial condition and prospects, which in turn could materially and adversely affect the price of our securities and might cause you to lose all or part of your investment in the offered securities.

Risks Related to This Offering

A sale of a substantial amount of shares of our common stock may cause the price of our common stock to decline.

We are registering for resale up to 9,231,092 shares of our common stock held by, or issuable upon the exercise of Pre-Funded Warrants held by, the Selling Stockholders, which is a significant number of shares compared to the current number of total shares of common stock issued and outstanding. We cannot predict if and when the Selling Stockholders may sell such shares and what effect, if any, sales of our shares in the public market or the availability of shares for sale will have on the market price of our common stock. However, future sales of substantial amounts of our common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock.

In addition, to raise capital, we may sell common stock, convertible securities or other equity-linked securities in one or more transactions at prices and in a manner we determine from time to time. To the extent that additional capital is raised through the sale and issuance of shares of our common stock or other securities convertible into shares of our common stock, our stockholders will be diluted. These sales, or the perception in the market that the holders of a large number of shares of our common stock intend to sell shares, could reduce the market price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and similar expressions that convey uncertainty of future events or outcomes, although not all forward-looking statements contain these words. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors,” in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Reports on Form 8-K, as well as any prospectus supplement to this prospectus, and the other information contained in or incorporated by reference into this prospectus, and any free writing prospectus. Moreover, we operate in a competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. The forward-looking statements in this prospectus include, among other things, statements about:

•

the timing of our preclinical studies and clinical trials for our therapeutic candidates, including statements regarding the anticipated timing of initiation and completion of studies or trials, the period during which the results of the trials will become available and our development plans;

•	the characteristics, safety, tolerability and efficacy of MZE829, MZE782 or any other therapeutic candidates we may develop;

•	our ability to develop, obtain and maintain regulatory approval for our therapeutic candidates or any other therapeutic candidates we may develop, including the timing of and costs involved;

•	estimates of our addressable market and market growth, including our estimates regarding the patient populations and market opportunities for our therapeutic candidates;

•

our expectations regarding demand for, and market acceptance of, our therapeutic candidates in any of the indications in which we plan to develop them, and any other therapeutic candidates we may develop;

•	our ability to use our Compass platform to identify new therapeutic targets and advance such targets into clinical development and validate such targets across multiple indications;

•	our ability to maintain and expand access to human genetics data;

•	our ability to compete effectively with existing competitors and new market entrants;

•	the potential effects of extensive government regulations in the United States and foreign countries relating to our industry;

•	our ability to obtain, maintain, protect and enforce intellectual property and proprietary rights;

•	our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights and proprietary technology of third parties;

•

our ability to maintain existing, and establish new, strategic collaborations, licensing or other arrangements, including our ability to comply with our financial obligations pursuant to the terms of such agreements;

•	the timing and likelihood of the achievement of milestones pursuant to our existing collaboration and licensing agreements;

•	our reliance on and performance of third parties, including our clinical research organizations, or CROs, contract manufacturing organizations, or CMOs, suppliers and manufacturers;

•	our ability to expand our pipeline of therapeutic candidates;

•	our ability to attract and retain key management and technical personnel;

•

general economic, industry and market conditions, including fluctuating interest, inflation and tariff rates, uncertainty with respect to the federal debt ceiling and budget and the related potential for government shutdowns, uncertainty with respect to healthcare policies and regulation, instability in the global banking system, volatile market conditions, supply chain delays, and the ongoing labor shortage;

•

the impact of natural disasters, terrorist activity, pandemics, regional conflicts around the world and the global responses thereto and other events beyond our control on any of the above or any other aspect of our business operations;

•	our expectations regarding the period during which we will qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act; and

•	our expectations regarding expenses, future revenue, capital requirements, and our needs for additional financing.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

The proceeds from the sale of the Shares offered pursuant to this prospectus are solely for the accounts of the Selling Stockholders. Accordingly, we will not receive any of the proceeds from the sale of the Shares offered by this prospectus. See “Selling Stockholders” and “Plan of Distribution” below.

The Selling Stockholders may sell the Shares directly through purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The Selling Stockholders may sell the Shares at any time at market prices prevailing at the time of sale or at privately negotiated prices. The Selling Stockholders will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of Shares and any transfer taxes.

SELLING STOCKHOLDERS

The Shares consist of (i) outstanding shares held by certain of the Selling Stockholders and (ii) Warrant Shares issuable to certain of the Selling Stockholders upon the exercise of the Pre-Funded Warrants. Pursuant to that certain Registration Rights Agreement, dated as of September 10, 2025 by and among us and the Selling Stockholders (the “Registration Rights Agreement”), we have agreed to file a registration statement with the SEC covering the resale of shares of our capital stock, and this registration statement has been filed pursuant to the Registration Rights Agreement.

The table below lists the Selling Stockholders and other information regarding their beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of our common stock as of September 30, 2025. Under Section 13(d) of the Exchange Act, beneficial ownership generally includes voting or investment power with respect to securities, including any securities that grant the holder the right to acquire shares of common stock within 60 days of the date of determination. These shares are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage ownership data is based on 48,076,885 shares of our common stock issued and outstanding as of September 30, 2025, after giving effect to the issuance of the Initial Shares in the Private Placement. The Pre-Funded Warrants cannot be exercised by a Pre-Funded Warrant holder if, after giving effect thereto, such holder would beneficially own more than 4.99% or 9.99%, at the holder’s election, of our outstanding common stock (the “Beneficial Ownership Limitation”). Beneficial ownership as reflected in the Selling Stockholder table reflects the total number of shares potentially issuable underlying the Pre-Funded Warrants and does not give effect to the Beneficial Ownership Limitation. The actual number of shares of common stock beneficially owned by each selling stockholder, if determined in accordance with the rules of the SEC, may be lower than the amounts reflected in the table.

We have prepared the table below based on information furnished to us by or on behalf of the Selling Stockholders. The second column of the table lists the number of shares of common stock beneficially owned by the Selling Stockholders as of September 30, 2025, irrespective of any applicable the Beneficial Ownership Limitation. The third column of the table lists the Shares being offered under this prospectus by the Selling Stockholders or those persons or entities to whom they transfer, donate, devise, pledge or distribute their Shares or by other successors in interest, irrespective of any applicable Beneficial Ownership Limitation. The fourth column of the table assumes the sale of all of the Shares offered by the Selling Stockholders pursuant to this prospectus and the resulting beneficial ownership percentage in the fifth column assumes the full exercise (irrespectively of any applicable Beneficial Ownership Limitation) and sale in this offering of all shares of our common stock issuable upon exercise of the Pre-Funded Warrants held by the Selling Stockholder, but not by any other Pre-Funded Warrant holder.

Because, among other things, the exercise of the Pre-Funded Warrants is at the option of the holders, the number of Warrant Shares that will actually be issued to the Selling Stockholders pursuant to the Pre-Funded Warrants may be more or less than the number of Shares being offered by this prospectus. In addition, the Shares may be sold pursuant to this prospectus or in privately negotiated transactions. See “Plan of Distribution.” Because the Selling Stockholders may sell all, some or none of their Shares in this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the Shares, we cannot estimate the number of Shares the Selling Stockholders will sell under this prospectus.

To our knowledge, none of the Selling Stockholders has, or during the three years prior to the date of this prospectus has had, any position, office or other material relationships with us or any of our affiliates, except as noted in the footnotes below, and except that (i) we and each Selling Stockholder are party to the Purchase Agreement and Registration Rights Agreement, (ii) Jamie Brush, a General Partner and Portfolio Manager with Frazier Life Sciences, served on our Board of Directors from November 2024 until January 2025 and (iii) certain Selling Stockholders have purchased securities from us in our November 2024 private offering and our January 2025 initial public offering.

Unless otherwise indicated in the footnotes below, we believe that the Selling Stockholders have the sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Since the date on which they provided the information below, the Selling Stockholders may have sold, transferred or otherwise disposed of some or all of their Shares in transactions exempt from the registration requirements of the Securities Act.

	Beneficial ownership before the offering	Number of shares of common stock being offered by Selling Stockholders	Beneficial ownership after the offering
Name of Selling Stockholders	Number of shares of common stock		Number of shares of common stock	%
Entities Affiliated with Baker Brothers (1)	1,538,556	1,538,556	—	—
Entities Affiliated with Deep Track (2)	5,487,466	1,538,556	3,948,910	7.96%
Entities Affiliated with Driehaus (3)	378,015	184,615	193,400	*
Frazier Life Sciences X, L.P. (4)	130,262	54,280	75,982	*
Frazier Life Sciences XI, L.P. (5)	293,558	144,532	149,026	*
Frazier Life Sciences XII, L.P. (6)	252,231	252,231	—	—
Frazier Life Sciences Public Fund, L.P. (7)	4,667,919	1,315,004	3,352,915	6.79%
Frazier Life Sciences Public Overage Fund, L.P. (8)	1,377,282	387,931	989,351	2.04%
Entities Affiliated with Janus Henderson (9)	3,237,943	1,230,769	2,007,174	4.17%
Logos Opportunities Fund IV LP (10)	1,227,300	615,386	611,914	1.27%
TCG Crossover Fund II, L.P. (11)	615,386	615,386	—	—
Entities Affiliated with Venrock Healthcare Capital Partners (12)	1,230,769	1,230,769	—	—
Entities Affiliated with Vida Ventures (13)	567,288	123,077	444,211	*

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)

The reported securities were all acquired in the Private Placement and consist of the following: (i) 129,920 shares of our common stock issuable upon the exercise of warrants directly held by 667, L.P. (“667”); and (ii) 1,408,636 shares of our common stock issuable upon the exercise of warrants directly held by Baker Brothers Life Sciences, L.P. (together with 667, the “Baker Funds”), subject to the Beneficial Ownership Limitation. Baker Bros. Advisors LP (“BBA”) is the management company and investment advisor to the Baker Funds and has sole voting and investment power with respect to these securities. Baker Bros. Advisors (GP) LLC (the “BBA GP”) is the sole general partner of BBA. Julian C. Baker and Felix J. Baker are managing members of the BBA GP. Julian C. Baker, Felix J. Baker, BBA and the BBA GP may be deemed to be beneficial owners of the securities directly held by the Baker Funds. Julian C. Baker, Felix J. Baker, BBA and the BBA GP disclaim beneficial ownership of all securities held by the Baker Funds, except to the extent of their pecuniary interest therein. The business address of BBA, BBA GP, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, NY 10014.

(2)

The reported securities consist of the following: (i) 3,948,910 shares of our common stock directly held by Deep Track Biotechnology Master Fund, Ltd. (“DTB Master Fund”); (ii) 769,278 shares of our common stock issuable upon the exercise of warrants directly held by DTB Master Fund, which were acquired in the Private Placement; and (iii) 769,278 shares of our common stock issuable upon the exercise of warrants directly held by Deep Track Special Opportunities Fund, LP (together with DTB Master Fund, the “Deep Track Funds”), which were acquired in the Private Placement. Deep Track Capital, LP (“Deep Track Investment Manager”) serves as the investment manager of the Deep Track Funds, and Deep Track Capital GP, LLC (“Deep Track GP”) is the general partner of the Deep Track Investment Manager. David Kroin serves as the managing member of Deep Track GP. Accordingly, each of Deep Track Investment Manager, Deep Track GP, and David Kroin may be deemed exercise voting and investment discretion with respect to securities directly held by the Deep Track Funds. The business address of each of the aforementioned parties is 200 Greenwich Avenue, 3rd Floor, Greenwich, Connecticut 06830.

(3)

The reported securities consist of the following: (i) an aggregate 277,890 shares of our common stock directly held by Driehaus Life Sciences Master Fund, L.P. (“DLS Master Fund”), including 135,692 shares acquired in the Private Placement; and (ii) an aggregate 100,125 shares of our common stock directly held by Driehaus Life Sciences (QP) Fund, L.P. (together with DLS Master Fund, the “Driehaus Funds”), including 48,923 acquired in the Private Placement. Driehaus Capital Management LLC (“Driehaus Investment Advisor”) serves as the investment advisor of the Driehaus Funds, and Driehaus Capital Management (USVI) LLC (“Driehaus GP”) is the general partner of the Driehaus Funds. Accordingly, each of Driehaus Investment Advisor and Driehaus GP may be deemed to beneficially own securities directly held by the Driehaus Funds. Driehaus Investment Advisor exercises its voting and investment powers through its portfolio managers, Michael Caldwell and Alex Munns, each of whom disclaims beneficial ownership of the securities held by the Driehaus Funds. The business address of each of the aforementioned parties is c/o Driehaus Capital Management LLC, 25 East Erie Street, Chicago, Illinois 60611.

(4)

The reported securities consist of the following: (i) 75,982 shares of our common stock directly held by Frazier Life Sciences X, L.P. (“FLS X”); and (ii) 54,280 shares of our common stock issuable upon the exercise of warrants directly held by FLS X, which were acquired in the Private Placement. The general partner of FLS X is FHMLS X, L.P., and its general partner is FHMLS X, L.L.C. Patrick J. Heron and James N. Topper are the members of FHMLS X, L.L.C. and as such exercise shared voting and investment discretion with respect to securities directly held by FLS X. The business address of each of the aforementioned parties is 1001 Page Mill Road, Building 4, Suite B, Palo Alto, California 94304.

(5)

The reported securities consist of the following: (i) 149,026 shares of our common stock directly held by Frazier Life Sciences XI, L.P. (“FLS XI”); and (ii) 144,532 shares of our common stock issuable upon the exercise of warrants directly held by FLS XI, which were acquired in the Private Placement. The general partner of FLS XI is FHMLS XI, L.P., and its general partner is FHMLS XI, L.L.C., which is managed by an investment committee of three that acts by majority vote. Accordingly, no members of such committee are attributed beneficial ownership of the securities directly held by FLS XI. The business address of each of the aforementioned parties is 1001 Page Mill Road, Building 4, Suite B, Palo Alto, California 94304.

(6)

The reported securities consist of 252,231 shares of our common stock issuable upon the exercise of warrants directly held by Frazier Life Sciences XII, L.P. (“FLS XII”), which were acquired in the Private Placement. The general partner of FLS XII is FHMLS XII, L.P., and its general partner is FHMLS XII, L.L.C., which is managed by an investment committee of three that acts by majority vote. Accordingly, no members of such committee are attributed beneficial ownership of the securities directly held by FLS XII. The business address of each of the aforementioned parties is 1001 Page Mill Road, Building 4, Suite B, Palo Alto, California 94304.

(7)

The reported securities consist of the following: (i) 3,352,915 shares of our common stock directly held by Frazier Life Sciences Public Fund, L.P. (“FLSPF”); and (ii) 1,315,004 shares of our common stock issuable upon the exercise of warrants directly held by FLSPF, which were acquired in the Private Placement. The general partner of FLSPF is FHMLSP, L.P., and its general partner is FHMLSP, L.L.C., which is managed by an investment committee of four that acts by majority vote. Accordingly, no members of such committee are attributed beneficial ownership of the securities directly held by FLSPF. Jamie Brush is affiliated with Frazier Life Sciences and served on our board of directors from November 2024 until the completion of our initial public offering in January 2025, and FLSPF and FLSP Overage purchased shares of our Series D preferred stock in our November 2024 preferred offering, prior to our initial public offering. See the section titled “Certain Relationships and Related Party Transactions—Series D Preferred Stock and Series D-1 Preferred Stock Financing” in our registration statement filed on Form S-1 (File No. 333-284164), made effective on January 30, 2025, for more information, and such disclosure is hereby incorporated by reference in this prospectus. The business address of each of the aforementioned parties is 1001 Page Mill Road, Building 4, Suite B, Palo Alto, California 94304.

(8)

The reported securities consist of the following: (i) 989,351 shares of our common stock directly held by Frazier Life Sciences Public Overage Fund, L.P. (“FLSP Overage”); and (ii) 387,931 shares of our common stock issuable upon the exercise of warrants directly held by FLSP Overage, which were acquired in the Private Placement. The general partner of FLSP Overage is FHMLSP Overage, L.P., and its general partner is FHMLSP Overage, L.L.C., which is managed by an investment committee of four that acts by majority vote. Accordingly, no members of such committee are attributed beneficial ownership of the securities directly held by FLSP Overage. Mr. Brush is affiliated with Frazier Life Sciences and served on our board of directors from November 2024 until the completion of our initial public offering in February 2025, and FLSPF and FLSP Overage purchased shares of our Series D preferred stock in our November 2024 preferred offering, prior to our initial public offering. See the section titled “Certain Relationships and Related Party Transactions—Series D Preferred Stock and Series D-1 Preferred Stock Financing” in our registration statement filed on Form S-1 (file no. 333-284164) made effective on January 30, 2025 for more information, and such disclosure is hereby incorporated by reference in this prospectus. The business address of each of the aforementioned parties is 1001 Page Mill Road, Building 4, Suite B, Palo Alto, California 94304.
(9)

The reported securities consist of the following: (i) an aggregate 2,799,705 shares of our common stock directly held by Janus Henderson Biotech Innovation Master Fund Limited (“Janus Master Fund”), including 1,034,120 shares acquired in the Private Placement; and (ii) an aggregate 438,238 shares of our common stock directly held by Janus Henderson Biotech Innovation Master Fund II Limited (together with the Janus Master Fund, the “Janus Funds”), including 196,649 shares acquired in the Private Placement. Janus Henderson Investors US LLC (“Janus”), is an investment adviser registered under the Investment Advisers Act of 1940, as amended, that acts as investment adviser for each of the Janus Funds. Janus has the ability to make decisions with respect to the voting and disposition of the securities directly held by the Janus Funds subject to the oversight of the board of directors of each of the Janus Funds. Under the terms of its management contract with each of the Janus Funds, Janus has overall responsibility for directing the investments of each of the Janus Funds in accordance with the investment objective, policies, and limitations of each of the Janus Funds. Each of the Janus Funds has one or more portfolio managers appointed by and serving at the pleasure of Janus, and the portfolio managers may be deemed to exercise voting and investment discretion with respect to securities directly held by the Janus Funds. The portfolio managers for each of the Janus Funds are Andrew Acker, Daniel S. Lyons and Agustin Mohedas. The business address of each of the aforementioned parties is c/o Janus Henderson Investors US LLC, 151 Detroit Street, Denver, Colorado 80206.

(10)

The reported securities consist of an aggregate 1,227,300 shares of our common stock directly held by Logos Opportunities Fund IV LP (“Logos IV”), including 615,386 shares acquired in the Private Placement. Logos Opportunities IV GP LLC (“Logos IV GP”) is the general partner of Logos IV, and Arsani William and Graham Walmsley are the managing members of Logos IV GP. Mr. William has voting and dispositive power with respect to securities held of record by Logos IV and may be deemed to have beneficial ownership of such shares. The business address of each of the aforementioned is One Letterman Drive, Building C, Suite C3-350, San Francisco, California 94129.

(11)

The reported securities were all acquired in the Private Placement and are directly held by TCG Crossover Fund II, L.P. (“TCG Crossover II”). TCG Crossover GP II, LLC (“TCGX GP”) is the general partner of TCG Crossover II and Chen Ming Yu is the sole managing member of TCGX GP. As such, each of TCGX GP and Mr. Yu may be deemed to exercise voting and investment discretion with respect to securities directly held by TCG Crossover II. The business address for each of the aforementioned parties is c/o TCG Crossover Management, LLC, 245 Lytton Avenue, Suite 350, Palo Alto, California 94301.

(12)

The reported securities were all acquired in the Private Placement and consist of the following: (i) 947,938 shares of our common stock directly held by Venrock Healthcare Capital Partners EG, L.P. (“VHCP EG”); (ii) 257,108 shares of our common stock directly held by Venrock Healthcare Capital Partners III, L.P. (“VHCP III”); and (iii) 25,723 shares of our common stock directly held by VHCP Co-Investment Holdings III, LLC (“VHCP Co-Investment”). VHCP Management EG, LLC (“VHCPM EG”) is the general partner of VHCP EG. VHCP Management III, LLC (“VHCPM”) is the general partner of VHCP III and the manager of VHCP Co-Investment, and Dr. Bong Koh and Nimish Shah are the voting members of VHCPM EG and VHCPM. As such, each of VHCPM EG, VHCPM, Dr. Koh, and Mr. Shah may be deemed to exercise voting and investment discretion with respect to securities directly held by VHCP EG, VHCP III, and VHCP Co-Investment. The business address of each of the aforementioned parties is 7 Bryant Park, 23rd Floor, New York, New York 10018.

(13)

The reported securities consist of the following: (i) an aggregate 565,983 shares of our common stock directly held by Vida Ventures III, L.P. (“Vida III”), including 122,794 shares acquired in the Private Placement; and (ii) an aggregate 1,305 shares of our common stock directly held by Vida Ventures III-A, L.P. (“Vida III-A” and together with Vida III, the “Vida Funds”), including 283 shares acquired in the Private Placement. Vida Ventures GP III, L.L.C. (“Vida III GP”) is the general partner of each of the Vida Funds and may be deemed to have voting, investment and dispositive power with respect to these securities. Arie Belldegrun, Helen Kim and Rajul Jain are the members of the investment committee of Vida III GP (each, a “Vida III Investment Committee Member” and such committee, the “Vida III Investment Committee”). The Vida III Investment Committee and each of the Vida III Investment Committee Members may be deemed to share voting, investment and dispositive power with respect to these securities. Each of Vida III GP, the Vida III Investment Committee and each of the Vida III Investment Committee Members disclaims beneficial ownership of the securities held of record by Vida III and Vida III-A, except to the extent of their pecuniary interest therein, if any. The business address of each of the aforementioned parties is 10100 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90067.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Shares or interests in Shares received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Shares or interests in Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the Selling Stockholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	“at the market” to or through market makers or into an existing market for the shares;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell Shares short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the Shares offered by them will be the purchase price of the Shares less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Pre-Funded Warrants by payment of cash, however, we will receive the exercise price of the Pre-Funded Warrants.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Shares to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the Selling Stockholders shall have resold or otherwise disposed of all the Shares covered by this prospectus and (ii) the date on which the Shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of applicable Delaware law.

General

Our authorized capital stock consists of 500,000,000 shares of our common stock, $0.001 par value per share, and 10,000,000 shares of our undesignated preferred stock, $0.001 par value per share.

Common stock

As of March 31, 2026, there were 49,737,619 shares of our common stock outstanding.

Dividend rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation, which means that holders of a majority of the shares of our common stock are able to elect all of our directors. Our amended and restated certificate of incorporation provides for a classified board of directors, divided into three classes with staggered three-year terms. Only one class of electors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No preemptive or similar rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to receive liquidation distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of our preferred stock.

Preferred stock

No shares of our preferred stock are outstanding. Pursuant to our amended and restated certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors is authorized to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding and not above the number of shares of that series authorized, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Stock Options

As of March 31, 2026, we had outstanding stock options to purchase an aggregate of 6,074,793 shares of our common stock with a weighted-average exercise price of $17.19 per share.

Restricted Stock Units

As of March 31, 2026, we had outstanding 1,042,855 restricted stock units.

Warrants

As of March 31, 2026, 4,331,090 shares of our common stock were issuable upon exercise of the Pre-Funded Warrants with an exercise price of $0.001 per share.

Registration Rights

Pursuant to the terms of the Amended and Restated Investors’ Rights Agreement, dated November 26, 2024, by and among us and certain of our stockholders (the “IRA”), certain holders of our common stock are entitled to rights with respect to the registration of these shares under the Securities Act as described below. We refer to these shares collectively as “registrable securities”.

Demand Registration Rights

Certain holders of not less than 25% of the then-outstanding registrable securities may make a request to us for the registration under the Securities Act of at least 25% of the registrable securities then outstanding if the anticipated aggregate offering price is at least $60.0 million. Within ten days after the date such request is given, we are obligated to provide notice of such request to all holders of registrable securities and, as soon as practicable and in any event within 60 days after the date such request is given, to file a Form S-1 registration statement under the Securities Act covering all registrable securities that the initiating holders requested to be registered and any additional registrable securities requested to be included in such registration by any other holders. We are only required to file two registration statements that are declared effective upon exercise of these demand registration rights. We may postpone taking action with respect to such filing not more than once during any 12-month period for a total period of not more than 120 days, if after receiving a request for registration, we furnish to the holders requesting such registration a certificate signed by our Chief Executive Officer stating that, in the good faith judgment of our board of directors, it would be materially detrimental to us and our stockholders; provided that we may not register any securities for our own account or that of any other stockholder during such 120-day period other than under certain circumstances.

Form S-3 Registration Rights

Certain holders of at least 10% of the then-outstanding registrable securities can request that we register all or part of their registrable shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and if the aggregate price to the public of the shares offered, net of selling expenses, is at least $30.0 million. Within ten days after such request is given, we are obligated to provide notice of such request to all holders of registrable securities and as soon as practicable and in any event within 45 days, file a Form S-3 registration statement, covering all registrable securities that the initiating holders requested to be registered and any additional registrable securities requested to be included in such registration by any other holders. We are only required to file two registration statements on Form S-3 that are declared effective in a 12-month period. We may postpone taking action with respect to such filing not more than once during any 12-month period for a period of not more than 120 days, if after receiving a request for registration, we furnish to the holders requesting such registration a certificate signed by our Chief Executive Officer stating that, in the good faith judgment of our board of directors, it would be materially detrimental to us and our stockholders; provided that we may not register any securities for our own account or that of any other stockholder during such 120-day period other than under certain circumstances.

Piggyback Registration Rights

If we register any of our securities for public sale, holders of then-outstanding registrable securities or their permitted transferees will have the right to include their registrable securities in the registration statement. However, this right does not apply to a registration related to any employee benefit plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the Securities Act or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale the registrable securities. The underwriters of any underwritten offering will have the right to limit the number of shares registered by these holders if they determine that marketing factors require limitation, in which case the number of shares to be registered will be apportioned pro rata among these holders, according to the total number of registrable securities originally requested by such holders to be included in the registration statement. However, the number of shares to be registered by these holders cannot be reduced unless all other securities (other than those sold by us) are entirely excluded first, and thereafter, that amount can only be reduced to 30% of the total number of securities to be included in such offering.

Expenses of Registration Rights

We will pay all expenses, other than underwriting discounts and selling commissions incurred in connection with each of the registrations described above, including the reasonable fees and disbursements of counsel (except for the fees and disbursements of one counsel selected by the holders of a majority in interest of the registrable securities and paid for by us), provided however, that the registrations described above are not subsequently withdrawn at the request of the holders of a majority in interest of the registrable securities (in which case all selling holders shall bear such expenses pro rata based upon the number of registrable securities that were to be included in the withdrawn registration) unless the holders of a majority of the registrable securities agree to forfeit their right to a registration as described above.

Expiration of Registration Rights

The registration rights described above will expire, with respect to any particular holder of these rights, on the earliest to occur of (i) such time after the completion of our initial public offering as the registrable securities held by such holder may be sold within any three-month period without restriction pursuant to Rule 144 or a similar exemption under the Securities Act or (iii) February 3, 2030, the fifth anniversary of our initial public offering.

Anti-takeover provisions

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware law

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also executive officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to the transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by the stockholders.

Amended and restated certificate of incorporation and amended and restated bylaw provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

•

Board of directors vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•

Classified board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors is classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•

Stockholder action; special meetings of stockholders. Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Further, our amended and restated certificate of incorporation and amended and restated bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•

Advance notice requirements for stockholder proposals and director nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•

No cumulative voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting.

•

Directors removed only for cause. Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding common stock.

•

Amendment of charter provisions. Any amendment of the above provisions in our amended and restated certificate of incorporation require approval by the holders of at least two-thirds of our outstanding common stock, unless such amendments are approved by two-thirds of our entire board of directors, in which case stockholders can approve by a simple majority.

•

Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.

•

Choice of forum. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Our amended and restated certificate of incorporation also provides that the federal district courts of the United States of America are, to the fullest extent permitted by law, the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (a “Federal Forum Provision”). Our decision to adopt a Federal Forum Provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurance that federal courts or state courts will follow the holding of the Delaware Supreme Court or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court. While neither the exclusive forum provision nor the Federal Forum Provision applies to suits brought to enforce any duty or liability created by the Exchange Act, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder also must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal Forum Provision. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum of their choosing for disputes with us or our directors, executive officers, other employees or agents of our company, which may discourage lawsuits against us and our directors, executive officers, and other employees.

Transfer agent and registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 28 Liberty Street, Floor 53, New York, New York 10005.

The Nasdaq Global Market listing

Our common stock is listed on The Nasdaq Global Market under the symbol “MAZE.”

LEGAL MATTERS

The validity of the issuance of our securities offered in this prospectus will be passed upon for us by Fenwick & West LLP, San Francisco, California.

EXPERTS

The financial statements of Maze Therapeutics, Inc. appearing in the Company’s Annual Report (Form 10-K) for the years ended December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, appearing therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus, which constitutes a part of a registration statement we have filed with the SEC, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the common stock offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The exhibits to the registration statement should be reviewed for the complete contents of these contracts and documents. The SEC also maintains an Internet website that contains the registration statement of which this prospectus forms a part, as well as the exhibits thereto. These documents, along with future reports, proxy statements and other information about us, are available at the SEC’s website, www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.mazetx com. You may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 25, 2026.

•	Our Current Reports on Form 8-K filed with the SEC on February 4, 2026, March 25, 2026 and April 22, 2026.

•

The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 27, 2025 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference in this prospectus all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC and including all such documents we may file with the SEC after the date of the initial registration statement) until all offerings under this prospectus are terminated, as well as all filings filed by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in this prospectus). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Maze Therapeutics, Inc., 171 Oyster Point Blvd., South San Francisco, California 94080, telephone: (650) 850-5070. You may also access these documents on our website at www.mazetx.com.

Information on our website, including subsections, pages, or other subdivisions of our website, or any website linked to by content on our website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

Up to 9,231,092 shares of common stock

Maze Therapeutics, Inc.

PRELIMINARY PROSPECTUS

    , 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses to be incurred in connection with the offering described in this Registration Statement. All amounts are estimates except the SEC’s registration fee.

	Amount to be Paid
SEC registration fee	$36,804	*
Printing and engraving	$20,000
Legal fees and expenses	$25,000
Accounting fees and expenses	$25,000
Miscellaneous expenses	$15,000

Total	$121,804

*	Previously paid.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the registrant’s amended and restated certificate of incorporation contains provisions that eliminate the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties as a director or officer, except liability for the following:

•	any breach of the director’s or officer’s duty of loyalty to the registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	with respect to directors, under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends or stock purchases);

•	any transaction from which the director or officer derived an improper personal benefit; or

•	with respect to officers, any action by or in the right of the registrant.

As permitted by the DGCL, the registrant’s amended and restated bylaws provide that:

•	the registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to limited exceptions;

•	the registrant may indemnify its other employees and agents as set forth in the DGCL;

•

the registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

The registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the registrant for which indemnification is sought. The indemnification provisions in the registrant’s amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into between the registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the registrant’s directors and executive officers for liabilities arising under the Securities Act.

The registrant has directors’ and officers’ liability insurance for securities matters.

Item 16. Exhibits

The exhibit index attached hereto is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	File No.	Number	Filing Date

3.1	Amended and Restated Certificate of Incorporation.	10-K	001-42490	3.1	March 31, 2025

3.2	Amended and Restated Bylaws.	10-K	001-42490	3.2	March 31, 2025

4.1	Form of Common Stock Certificate.	S-1/A	333-284164	4.1	January 27, 2025

4.2	Amended and Restated Investors’ Rights Agreement, dated November 26, 2024, by and among Maze Therapeutics, Inc. and certain of its stockholders.	S-1	333-284164	4.2	January 7, 2025

4.3	Form of Pre-Funded Warrant dated September 12, 2025.	8-K	001-42490	4.1	September 11, 2025

5.1	Opinion of Fenwick & West LLP.	S-1	333-290935	5.1	October 17, 2025

23.1	Consent of Independent Registered Public Accounting Firm.				Filed herewith

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).	S-1	333-290935	23.2	October 17, 2025

24.1	Power of Attorney (included on signature page to this registration statement).	S-1	333-290935	24.1	October 17, 2025

107	Filing Fee Table.	S-1	333-290935	107	October 17, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on the 12th of May, 2026.

MAZE THERAPEUTICS, INC.

By:	/s/ Jason Coloma, Ph.D.
Jason Coloma, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jason Coloma, Ph.D., Misbah Tahir and Courtney Phillips, and each of them, as his or her true and lawful attorney-in-fact, proxies and agents, each with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jason Coloma, Ph.D. Jason Coloma, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2026

/s/ Misbah Tahir Misbah Tahir	Chief Financial Officer (Principal Financial Officer)	May 12, 2026

/s/ Amy Bachrodt Amy Bachrodt	SVP, Finance (Principal Accounting Officer)	May 12, 2026

* Hervé Hoppenot	Director	May 12, 2026

* Charles Homcy, M.D.	Director	May 12, 2026

* Nancy C. Andrews, M.D., Ph.D.	Director	May 12, 2026

* Jonathan Lim, M.D.	Director	May 12, 2026

Signature	Title	Date

* Richard Scheller, Ph.D.	Director	May 12, 2026

* Catherine Angell Sohn, Pharm. D.	Director	May 12, 2026

* Daniel Spiegelman	Director	May 12, 2026

* Neil Exter	Director	May 12, 2026

/s/ Neil Kumar Neil Kumar	Director	May 12, 2026

*By Attorney-in-Fact

/s/ Courtney Phillips
Courtney Phillips